Exhibit 4.2.6

Fourth Supplemental Indenture

FOURTH SUPPLEMENTAL INDENTURE, dated as of February 27, 2012 (this “Supplemental Indenture”), among The Hertz Corporation, a corporation duly organized and existing under the laws of the State of Delaware (together with its respective successors and assigns, the “Company”), Donlen Corporation, Hertz Entertainment Services Corporation, Brae Holding Corp., Hertz Claim Management Corporation, HCM Marketing Corporation, Hertz Equipment Rental Corporation, Hertz Local Edition Corp., Hertz Local Edition Transporting, Inc., Hertz Global Services Corporation, Hertz System, Inc., Hertz Technologies, Inc., Hertz Transporting, Inc., Smartz Vehicle Rental Corporation and Simply Wheelz LLC (collectively, the “Subsidiary Guarantors”), and Wells Fargo Bank, National Association, as Trustee under the Indenture referred to below.

W I T N E S S E T H:

WHEREAS, the Company, the Subsidiary Guarantors and the Trustee are parties to an Indenture, dated as of September 30, 2010 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of the 7.50% Senior Notes due 2018 of the Company (the “Notes”);

WHEREAS, the Company and the Subsidiary Guarantors desire to execute and deliver an amendment to the Indenture for the purpose of eliminating the ability of the Company to terminate and discharge the Subsidiary Guarantee with respect to HERC at any time when no Event of Default under the Indenture has occurred and is continuing, as contemplated by clause (vi) of the second sentence of Section 1303 (Release of Subsidiary Guarantees) of the Indenture;

WHEREAS, pursuant to Sections 901(5) and/or 901(9) of the Indenture, the parties hereto are authorized to execute and deliver this Supplemental Indenture to amend the Indenture, without the consent of (or notice to) the Holders of any Notes; and

WHEREAS, the proposed amendment to the Indenture pursuant to this Supplemental Indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Subsidiary Guarantors and the Trustee mutually agree as follows:

1.  Defined Terms.  As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined.  The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular Section hereof.

2.  Amendment of Section 1303.  Clause (vi) of the second sentence of Section 1303 (Release of Subsidiary Guarantees) of the Indenture (which states: “with respect to HERC,

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at the option of the Company at any time when no Event of Default has occurred and is continuing”) is hereby deleted in its entirety and shall be of no further force or effect.  The clause numbers at the beginning of clauses (vii) and (viii) of Section 1303 are hereby deleted and substituted with the numbers “(vi)” and “(vii),” respectively.

3.  Governing Law.  THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.  THE TRUSTEE, THE COMPANY, ANY OTHER OBLIGOR IN RESPECT OF THE NOTES AND (BY THEIR ACCEPTANCE OF THE NOTES) THE HOLDERS AGREE TO SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE.

4.  Ratification of Indenture; Supplemental Indentures Part of Indenture.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.  The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or as to the accuracy of the recitals to this Supplemental Indenture.

5.  Counterparts.  The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

6.  Headings.  The Section headings herein are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

THE HERTZ CORPORATION

By:	/s/ Jatindar Kapur
	Name:	Jatindar Kapur
	Title:	Senior Vice President, Finance and Corporate Controller

BRAE HOLDING CORP.
HERTZ LOCAL EDITION CORP.
HERTZ LOCAL EDITION TRANSPORTING, INC.
HERTZ GLOBAL SERVICES CORPORATION
HERTZ SYSTEM, INC.,
each as a Subsidiary Guarantor

By:	/s/ Jatindar Kapur
	Name:	Jatindar Kapur
	Title:	Controller

DONLEN CORPORATION,
as a Subsidiary Guarantor

By:	/s/ Scott Sider
	Name:	Scott Sider
	Title:	Executive Vice President

HCM MARKETING CORPORATION,
as a Subsidiary Guarantor

By:	/s/ Richard P. McEvily
	Name:	Richard P. McEvily
	Title:	Vice President and Secretary

[Signature Page to the 7.50% Senior Notes Fourth Supplemental Indenture]

HERTZ ENTERTAINMENT SERVICES CORPORATION
HERTZ EQUIPMENT RENTAL CORPORATION,
each as a Subsidiary Guarantor

By:	/s/ Elyse Douglas
	Name:	Elyse Douglas
	Title:	Vice President, Finance

HERTZ CLAIM MANAGEMENT CORPORATION,
as a Subsidiary Guarantor

By:	/s/ Elyse Douglas
	Name:	Elyse Douglas
	Title:	Chairman of the Board, President

HERTZ TECHNOLOGIES, INC.
HERTZ TRANSPORTING, INC.
SMARTZ VEHICLE RENTAL CORPORATION
SIMPLY WHEELZ LLC,
each as a Subsidiary Guarantor

By:	/s/ Elyse Douglas
	Name:	Elyse Douglas
	Title:	Vice President

[Signature Page to the 7.50% Senior Notes Fourth Supplemental Indenture]

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Martin Reed
	Name:	Martin Reed
	Title:	Vice President

[Signature Page to the 7.50% Senior Notes Fourth Supplemental Indenture]